UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________

FORM 8-K

_________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2009

TBS INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	000-51368	98-0225954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Commerce Building Chancery Lane Hamilton HM 12, Bermuda
(Address of principal executive offices)

(441) 295-9230
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In March 2009, TBS International Limited (the "Company") and the lenders under its credit agreements modified the credit agreements to waive certain financial covenants through December 31, 2010.  In December, 2009, the Company entered agreements with its lenders to extend the waivers through March 31, 2010.  Pursuant to the new agreements, the collateral coverage covenants and other financial covenants are waived through March 31, 2010, provided that the Company continues to meet two additional covenants.  The additional covenants require the Company to maintain a minimum end of month cash balance of not less than $25.0 million and maintain a ratio of earnings before interest, depreciation and amortization to interest expense of not less than 1.75 to 1.00 for the first quarter of 2010.  If the Company fails to satisfy the additional covenants, then the waived covenants will again be effective.

The modifications and waivers are as follows:

• Amendment Number 2 and Waiver to Credit Agreement, dated December 31, 2009 and effective January 1, 2010, by and among Albemarle Maritime Corp., Arden Maritime Corp., Avon Maritime Corp., Birnham Maritime Corp., Bristol Maritime Corp., Chester Shipping Corp., Cumberland Navigation Corp., Darby Navigation Corp., Dover Maritime Corp., Elrod Shipping Corp., Exeter Shipping Corp., Frankfort Maritime Corp., Glenwood Maritime Corp., Hansen Shipping Corp., Hartley Navigation Corp., Henley Maritime Corp., Hudson Maritime Corp., Jessup Maritime Corp., Montrose Maritime Corp., Oldcastle Shipping Corp., Quentin Navigation Corp., Rector Shipping Corp., Remsen Navigation Corp., Sheffield Maritime Corp., Sherman Maritime Corp., Sterling Shipping Corp., Stratford Shipping Corp., Vedado Maritime Corp., Vernon Maritime Corp. and Windsor Maritime Corp., TBS International Limited, TBS Shipping Services Inc. Bank of America, N.A., Citibank, N.A., DVB Group Merchant Bank (Asia) Ltd., TD Bank, N.A., Keybank, N.A., Capital One Leverage Finance Corp., Guaranty Bank, Merrill Lynch Commercial Finance Corp., Webster Bank National Association, Comerica Bank and Tristate Capital Bank (the "Bank of America Facility").

• Second Amendatory Agreement, dated December 31, 2009 and effective January 1, 2010, by and among Bedford Maritime Corp., Brighton Maritime Corp., Hari Maritime Corp., Prospect Navigation Corp., Hancock Navigation Corp., Columbus Maritime Corp. and Whitehall Marine Transport Corp., TBS International Limited, DVB Group Merchant Bank (Asia) Ltd., The Governor and Company of the Bank of Ireland, DVB Bank SE, Natixis, (the "DVB Facility").

• Second Amendment to Loan Agreement, dated December 30, 2009 and effective January 1, 2010, by and among Amoros Maritime Corp., Lancaster Maritime Corp. and Chatham Maritime Corp., TBS International Limited, Sherwood Shipping Corp., and AIG Commercial Equipment Finance, Inc. (the "AIG Facility").

• Supplemental Letter to the Loan Agreement, dated December 22, 2009 and effective January 1, 2010, by and among Claremont Shipping Corp., Yorkshire Shipping Corp., TBS International Limited and Credit Suisse (the "Credit Suisse Facility").

• Supplemental Letter to the Loan Agreement, dated December 30, 2009 and effective January 1, 2010, by and among Grainger Maritime Corp., TBS International Limited and Joh. Berenberg, Gossler & Co. KG (the "Berenberg Facility").

• Supplemental Letter to the Loan Agreement, dated December 28, 2009 and effective January 1, 2010, by and among Dyker Maritime Corp., TBS International Limited and Commerzbank AG (the "Commerzbank Facility").

• Supplemental Agreement relating to the Term Loan Facility, dated December 31, 2009 and effective January 1, 2010, each among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., Sunswyck Maritime Corp., TBS International Limited and The Royal Bank of Scotland plc., Citibank N.A., Landesbank Hessen-Thuringen Girozentrale, Norddeutsche Landesbank Girozentrale, Alliance & Leicester Commercial Finance plc, and Bank of America, N.A. (the "RBS Facility").

• Supplemental Agreement relating to the Guarantee Facility Agreement, dated December 31, 2009 and effective January 1, 2010, each among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., Sunswyck Maritime Corp., TBS International Limited and The Royal Bank of Scotland plc. (the "RBS Guarantee").

• Third Amendatory Agreement, dated December 31, 2009 and effective January 1, 2010, amending and supplementing the Bareboat Charter by and among Adirondack Shipping LLC, TBS International Limited and Fairfax Shipping Corp., dated as of January 24, 2007 (the "Adirondack Agreement").

• Third Amendatory Agreement, dated December 31, 2009 and effective January 1, 2010, amending and supplementing the Bareboat Charter by and among Rushmore Shipping LLC, TBS International Limited and Beekman Shipping Corp., dated as of January 24, 2007 (with the Adirondack Agreement, the "Bareboat Charters").

Pursuant to the modifications, the interest rate applicable to the Bank of America Facility increased to LIBOR plus 5.25%, DVB Facility and AIG Facility increased to LIBOR plus 5.00%, the interest rate applicable to the RBS Facility increased to LIBOR plus 3.75% and the interest rate applicable to the Berenberg Facility increased to LIBOR plus 4.00%.  In addition, the minimum interest rate applicable to the AIG Facility increased to 10.0%.

The Company also agreed to increase the charter hire rates it pays per day pursuant to each Bareboat Charter by $691 for months 36 to 47 (to $8,041 per day), $559 for months 48 to 59 (to $7,909 per day), $477 for months 60 to 71 (to $7,827 per day) and $398 for months 72 to 84 (to $7,748 per day).

In connection with the loan modifications, we paid all principal installments due on these loans on or before March 31, 2010, and we incurred amendment fees totaling $1.5 million.

Effective April 1, 2010, the original financial covenants will be reinstated.  Failure to comply with any of the covenants under the credit facilities would result in a default.  This could cause the lenders to accelerate the timing of payments and exercise their lien on our assets, which would have a material adverse effect on our business, operations, financial condition and liquidity.  Based on current internal projections we anticipate that we will not meet the original covenant requirements on April 1, 2010.  If we cannot satisfy the covenants, we will need to obtain additional waivers, modify the terms of the credit facilities or otherwise refinance our debts.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL LIMITED

Date: January 7, 2010	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer